EX-32.1

CERTIFICATION PURSUANT TO

U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 , Peter Thawnghmung, the Chief Executive Officer of YO-Health, Inc. (the “Registrant”) and Rosemarie Moschetta, the Secretary/Treasurer of the Registrant, each hereby certifies that, to the best of his knowledge:

1.The Registrant’s Annual Report on Form 10-K for the period ended December 31, 2023, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended and

2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

Date: April 17, 2023	/s/ Peter Thawnghmung
Peter Thawnghmung
Chief Executive Officer
(Principal Executive Officer)

Date: April 17, 2023	/s/ Rosemarie Moschetta
Rosemarie Moschetta
Secretary/Treasurer
(Principal Financial Officer)